EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


To Griffon Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 10, 2000, included in Griffon Corporation's Form 10-K for the year ended September 30, 2000 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP


August 16, 2001
Roseland, New Jersey